                                                                  Exhibit 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated January 24, 1997 (except with the matter discussed in Note 18, as to which the date is February 5, 1997) included in Heller Financial, Inc.'s Form 10-K for the year ended December 31, 1996 and to all references to our firm included in this registration statement.



/s/ Arthur Andersen LLP

Chicago, Illinois
December 8, 1997